                                                          Exhibit No. EX. 99.a.3

                               Officer Certificate
                                       of
                                The Olstein Funds

   Resolutions creating the Olstein Strategic Opportunities Fund series of the
          Trust and its two classes of shares and changing the name of the Olstein Financial Alert Fund

     Pursuant to Article V,  Section 9 of the By-Laws of The  Olstein  Funds,  a
Delaware statutory trust (the "Trust"),  the undersigned does hereby certify the following:

     1.   He is the duly elected, qualified and acting Treasurer of the Trust.

     2.   Attached  hereto,  having the status of an  amendment  to the  Trust's
          Agreement and  Declaration of Trust (the  "Declaration"),  pursuant to
          Article  III,  Sections 1, 5 and 6 of the  Declaration,  is a true and complete copy of the  resolutions  adopted by the Board of Trustees of the Trust with respect to: (i) the  establishment  and  designation of the Olstein Strategic  Opportunities  Fund series of the Trust and its two separate classes of shares, Class A shares and Class C shares; and
          (ii) the name change of the Olstein Financial Alert Fund series of the
          Trust to the Olstein All Cap Value Fund.

     3.   The resolutions  were duly adopted by the Trust's Board of Trustees on
          February 23, 2006 and October 24,  2007.  Such  resolutions  remain in full force and effect as of the date hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has caused this  certificate  to be signed as of the 26th day of October, 2007.

                                                     /s/Michael Luper
                                                     Michael Luper, Treasurer
                                                     The Olstein Funds

                      Olstein Strategic Opportunities Fund

Resolutions Adopted on February 23, 2006:

Creation of the Olstein Strategic Opportunities Fund

     RESOLVED,  that in accordance with Article III,  Section 1 of the Agreement and Declaration of Trust of The Olstein Funds (the "Declaration"), an additional series of shares be, and it hereby is,  established  and  designated as the "New
Fund;" and it is further

     RESOLVED,  that an unlimited number of shares of beneficial interest,  each with a par value of $0.001, are hereby allocated to such New Fund.

Creation of Classes of the Olstein Strategic Opportunities Fund

     RESOLVED,   that  in  accordance  with  Article  III,   Section  1  of  the
Declaration,  two  separate  classes  of shares of the New Fund  series  be, and hereby are, established and designated,  for purposes of this resolution, as the
"New Fund-Class A" shares and the "New Fund- Class C" shares (together, the "New
Classes"); and it is further

     RESOLVED,  that an unlimited number of shares of beneficial  interest with, each with a par value of $0.001, are hereby allocated to such New Classes.

Designation  of Rights and  Preferences of the Olstein  Strategic  Opportunities
Fund

     RESOLVED, that the shares of the New Fund Series and New Classes shall have the same relative  rights and  preferences  as other shares of The Olstein Funds
(the  "Trust")  as set forth in  Article  III,  Section 6 of the  Agreement  and
Declaration of Trust; and it is further

     RESOLVED,  that each  share of a series  (or class of such  series)  of the
Trust shall  represent a  proportionate  interest in, and have equal rights with each other share of that series (or class of such  series)  with respect to, the assets of the Trust  pertaining to that series (or class of such  series).  Such shares  shall have the same  preferences,  conversion  or other  rights,  voting powers, restrictions,  limitations as to dividends,  qualifications, or terms or conditions  of  redemption,  as set  forth in the  Declaration,  except  for the differences hereinafter set forth:

     1. The dividends and  distributions of investment  income and capital gains with respect to shares of series or classes of such series of the Trust shall be in such  amounts as may be  declared  from time to time by the Board of Trustees
(or declared and paid in accordance  with a formula  adopted by the Board),  and such  dividends and  distributions  may vary with respect to each such series or class of such series from the dividends and  distributions of investment  income and capital  gains with respect to the other series or classes of such series of the Trust, to reflect  charges of any pro rata portion of distribution  expenses paid pursuant to a Plan of Distribution  adopted by such series or class of such series,  as  applicable,  in  accordance  with Rule 12b-1  under the  Investment
Company Act of 1940, as amended (the "1940  Act")(or any  successor  thereto) (a
"Distribution Plan"), or to reflect differing allocations of the expenses of the
Trust  among the series or classes of such series and any  resultant  difference among the net asset values per share of the series or classes of such series, to such extent and for such purposes as the Board of Trustees may deem appropriate.
The  allocation  of  investment  income  and  capital  gains  and  expenses  and liabilities  of any series among its classes of shares shall be consistent  with any existing or future  Multiple  Class Plan adopted by the Trust in  accordance with Rule 18f-3 under the 1940 Act.

     2. Except as may otherwise be required by law,  pursuant to any  applicable order,  rule or  interpretation  issued  by the  U.S.  Securities  and  Exchange
Commission ("SEC"),  or otherwise,  the holders of shares of any series or class of such series of the Trust shall have (i) exclusive  voting rights with respect to any matter  submitted to a vote of shareholders  that affects only holders of shares of that series or class of such series,  including,  without  limitation, the provisions of any  Distribution  Plan applicable to shares of that series or class of such series,  and (ii) no voting rights with respect to the  provisions of any  Distribution  Plan  applicable  to any other series of the Trust or with regard to any other matter submitted to a vote of shareholders that does not now or in the  future  affect  holders  of  shares  of that  series or class of such series.

Resolutions Adopted on October 24, 2007:

Confirmation of Designation of the Olstein Strategic Opportunities Fund

     WHEREAS,  the Board of Trustees  adopted  resolutions  at a meeting held on
February  23,  2006 that  created  one new series of the Trust and two new share classes of such series, and designated the rights and preferences of such series and classes, and now desires to confirm the names of such series and classes.

     NOW, THEREFORE, IT IS

     RESOLVED,  that the series of shares of the Trust that was  established and designated at a meeting of the Board of Trustees held on February 23, 2006,  and the two classes of such series, have the following designations:

         Series Name:               "Olstein Strategic Opportunities Fund"

         Class Names:               "Class A" and "Class C"

                           Olstein All Cap Value Fund

Name Change for the Olstein Financial Alert Fund

Resolutions Adopted on February 23, 2006:

     RESOLVED,  that the name of The Olstein  Financial  Alert Fund, a series of
The Olstein Funds (the "Trust") be, and it hereby is,  changed from "The Olstein
Financial  Alert Fund" to the "The  Olstein All Cap Value  Fund," with such name change to become effective as soon as practicable, as the proper officers of the
Fund may reasonably determine; and be it further

     RESOLVED,  that the proper  officers of the Trust and Olstein & Associates,
L.P. be, and they hereby are,  authorized and instructed to prepare an Officer's
Certificate  reflecting the name changes set forth above, and to take such other actions  as  they,  in  consultation  with  counsel,  shall  deem  necessary  or appropriate to implement the foregoing resolution, including the preparation and execution of any additional  documents,  certificates and other papers,  such as amendments to the Trust's  registration  statement or marketing  materials,  the filing  of such  documents  as may be  necessary  with the U.S.  Securities  and
Exchange Commission, state regulators, or self-regulatory organizations or other appropriate authorities and amending certain agreements into which the Trust has entered.

Resolutions Adopted on October 24, 2007:

WHEREAS, the Board of Trustees adopted resolutions at a meeting held on February
     23,  2006  re-designating  the Olstein  Financial  Alert Fund series of the
     Trust as The Olstein All Cap Value Fund.

NOW, THEREFORE, IT IS

RESOLVED, that The Olstein All Cap Value Fund series of shares of the Trust, and the two classes of such series, have the following designations:

       Series Name:              "Olstein All Cap Value Fund"

       Class Names:              "Adviser Class" and "Class C"